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Exhibit 3.22

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

October 14, 2003

The State Corporation Commission has found the accompanying articles submitted on behalf of

LNT Virginia LLC

to comply with the requirements of law, and confirms payment of all required fees

Therefore, it is ORDERED that this

CERTIFICATE OF ORGANIZATION

be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission October 14, 2003

STATE CORPORATION COMMISSION
By	/s/ T. V. MORRISON Commissioner

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION OF A
DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is
LNT Virgina LLC
(The name must contain the words "limited company" or "limited liability company" or their abbreviations "L.C.," "LC," "L.L.C." or "LLC")
2.	A.	The name of the limited liability company's initial registered agent Is
Corporation Service Company
	B.	The registered agent is (mark appropriate box):
		(1)	an INDIVIDUAL who is a resident of Virginia and
			☐	a member or manager of the limited liability company.
			☐	an officer or director of a corporation that is a member or manager of the limited liability company.
			☐	a general partner of a general or limited partnership that is a member or manager of the limited liability company.
			☐	a trustee of a trust that is a member or manager of the limited liability company.
			☐	a member of the Virginia State Bar.
OR
		(2)	☒	a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.
3.	The limited liability company's initial registered office address, which is identical to the business office of the initial registered agent, is:
11 South 12th Street, P. O. Box 1463 (number/street) Richmond VA 23714 (city or town) (zip) which is located in the ☒ city or ☐ county of Richmond
4.	The limited liability company's principal office is located at 6 Brighton Road (number/street) Clifton. NJ 07015 (city or town) (state) (zip)
5.	Signature:
/s/ Michelle Disbrow (organizer)	October 13, 2003 (date)
Michelle Disbrow (printed name)	(telephone number ________)

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COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION October 14, 2003